Exhibit 99.7

SOUTHERN GULF LNG COMPANY, L.L.C.
FINANCIAL STATEMENTS
For the Year Ended December 31, 2013

Independent Auditor’s Report

To the Member of Southern Gulf LNG Company, L.L.C.:

We have audited the accompanying financial statements of Southern Gulf LNG Company, L.L.C. (the "Company"), which comprise the balance sheet as of December 31, 2013, and the related statements of income and comprehensive income, of member's equity and of cash flows for the year then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 11, 2014

SOUTHERN GULF LNG COMPANY, L.L.C.
STATEMENT OF INCOME AND COMPREHENSIVE INCOME
For the Year Ended December 31, 2013
(In Millions)

Revenues	$2
Operations and maintenance	3
Operating Loss	(1)

Earnings from equity investment	20
Income before income taxes	19
Income tax expense	(4)
Net Income	15
Other Comprehensive Income
Change in fair value of derivatives utilized for hedging purposes from equity investments (net of income tax expense of $4)	7
Reclassification of change in fair value of derivatives to net income from equity investments (net of income tax expense of $4)	7
Amortization of accumulated other comprehensive loss write-off (net of income tax benefit of $5)	(8)
Total Other Comprehensive Income	6
Comprehensive Income	$21

The accompanying notes are an integral part of this financial statement.

SOUTHERN GULF LNG COMPANY, L.L.C.
BALANCE SHEET
As of December 31, 2013
(In Millions)

ASSETS
Current assets
Cash and cash equivalents	$—
Total current assets	—

Investment	580
Total Assets	$580

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$3
Accrued income taxes	18
Total current liabilities	21

Long-term liabilities and deferred credits
Deferred income taxes	291
Total Liabilities	312

Member’s equity	269
Accumulated other comprehensive loss	(1)
Total Member’s Equity	268
Total Liabilities and Member’s Equity	$580

The accompanying notes are an integral part of this financial statement.

SOUTHERN GULF LNG COMPANY, L.L.C.
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2013
(In Millions)

Cash Flows From Operating Activities
Net Income	$15
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(13)
Earnings from equity investments	(20)
Distributions from equity investment earnings	46
Changes in components of working capital:
Accounts Payable	1
Accrued income taxes	18
Net Cash Provided by Operating Activities	47

Cash Flows From Investing Activities
Contributions to equity investments	(1)
Repayment of notes receivable from unconsolidated affiliate	10
Net Cash Provided by Investing Activities	9

Cash Flows From Financing Activities
Distributions to Parent	(56)
Net Cash Used in Financing Activities	(56)

Net Change in Cash and Cash Equivalents	—
Cash and Cash Equivalents, beginning of period	—
Cash and Cash Equivalents, end of period	$—

Non-Cash Financing Activities
Settlement of income taxes with Parent	$6
Settlement of affiliate receivables with Parent	(290)

The accompanying notes are an integral part of this financial statement.

SOUTHERN GULF LNG COMPANY, L.L.C.
STATEMENT OF MEMBER’S EQUITY
For the Year Ended December 31, 2013
(In Millions)

Balance at December 31, 2012	$587
Net income	15
Cash distributions to Parent	(56)
Non-cash settlement of affiliate receivables with Parent	(290)
Non-cash settlement of income taxes with Parent	6
Other comprehensive income	6
Balance at December 31, 2013	$268

The accompanying notes are an integral part of this financial statement.

SOUTHERN GULF LNG COMPANY, L.L.C.
NOTES TO FINANCIAL STATEMENTS

1. General

Southern Gulf LNG Company, L.L.C. (Southern GLNG) is a limited liability company and a subsidiary of El Paso Holdco, LLC (El Paso), a wholly owned subsidiary of Kinder Morgan, Inc. (KMI). Southern GLNG owns 50% of Gulf LNG Holdings Group, LLC (Gulf Holdings), which owns and operates a liquefied natural gas (LNG) receiving, storage and regasification terminal and pipeline facilities near Pascagoula, Mississippi. When we refer to “us,” “we,” or “our,” we are describing Southern GLNG. Effective at close of business on April 30, 2014, El Paso Pipeline Partners, L.P. (EPB), an indirect subsidiary of KMI, acquired us from KMI.

We have evaluated subsequent events through June 11, 2014, the date our financial statements are available to be issued.

2. Summary of Significant Accounting Policies

Basis of Presentation

We have prepared the accompanying financial statements in accordance with the accounting principles contained in the Financial Accounting Standards Board’s Accounting Standards Codification, the single source of generally accepted accounting principles in the U.S. (GAAP) and referred to in this report as the Codification.

Use of Estimates

Certain amounts included in or affecting our financial statements and related disclosures must be estimated, requiring us to make certain assumptions with respect to values or conditions which cannot be known with certainty at the time our financial statements are prepared. These estimates and assumptions affect the amounts we report for certain assets and liabilities, other income and expenses and our disclosure of contingent assets and liabilities at the date of our financial statements. We evaluate these estimates on an ongoing basis, utilizing historical experience, consultation with experts and other methods we consider reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revisions become known.

In addition, we believe that certain accounting policies are of more significance in our financial statement preparation process than others. Below are the principal accounting policies we apply in the preparation of our financial statements.

Cash Equivalents

We participate in KMI’s centralized cash management system. Under this cash management arrangement, we generally settle intercompany activities quarterly through contributions or distributions with KMI.

Asset and Investment Impairments

We evaluate assets and our investment for impairment when events or circumstances indicate that their carrying values may not be recovered. These events include market declines that are believed to be other than temporary, changes in the manner in which we intend to use a long-lived asset, decisions to sell an asset or investment and adverse changes in the legal or business environment such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, we evaluate the recoverability of our carrying value based on either (i) our long-lived asset’s ability to generate future cash flows on an undiscounted basis or (ii) the fair value of the investment in an unconsolidated affiliate. If an impairment is indicated, or if we decide to sell a long-lived asset or group of assets, we adjust the carrying value of the asset downward, if necessary, to its estimated fair value.

Our fair value estimates are generally based on assumptions market participants would use, including market data obtained through the sales process or an analysis of expected discounted cash flows.

Equity Method of Accounting

We account for our investment, which we do not control but do have the ability to exercise significant influence, by the equity method of accounting. Under this method, our equity investments are carried originally at our acquisition costs, increased by our proportionate share of the investee’s net income and by contributions made, and decreased by our proportionate share of the investee’s net losses and by distributions received.

Legal

We are subject to litigation and regulatory proceedings as the result of our business and the operations of our unconsolidated subsidiaries’ operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments or settlements. When we determine a loss is probable of occurring and is reasonably estimable, we accrue an undiscounted liability for such litigation based on our best estimate using information available at that time. If the estimated loss is a range of potential outcomes and there is no better estimate within the range, we accrue the amount at the low end of the range. To the extent that actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected. We disclose contingencies where an adverse outcome may be material, or in the judgment of management, we conclude the matter should otherwise be disclosed. As of December 31, 2013, we had no reserves for legal proceedings.

Although no assurance can be given, we believe, based on our experiences to date and taking into account established reserves, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows. We believe we have meritorious defenses to the matters to which we are a party and intend to vigorously defend these matters.

Other Contingencies

We recognize liabilities for other contingencies when we have an exposure that indicates it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Where the most likely outcome of a contingency can be reasonably estimated, we accrue an undiscounted liability for that amount. Where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than any other, the low end of the range is accrued. We have no accrual at December 31, 2013.

Income Taxes

KMI files a consolidated federal income tax return in which we are included. Income taxes that are currently accrued are payable to the ultimate parent company, KMI. Deferred income taxes are determined based on temporary differences between the financial reporting and tax basis of our assets and liabilities. In conjunction with EPB’s acquisition of us effective as of the close of business on April 30, 2014, we are no longer subject to either federal income taxes or generally to state income taxes. As a result of and concurrent with this acquisition, we settled our deferred tax balance with KMI pursuant to our tax sharing program with KMI. See Note 4 for further discussion of our income taxes.

3. Investments in Unconsolidated Affiliates

Gulf Holdings, our equity method investment, owns and operates a liquefied natural gas (LNG) receiving, storage and regasification terminal near Pascagoula, Mississippi as well as pipeline facilities to deliver vaporized natural gas into third party pipelines for delivery into various markets around the country.

Summarized financial information related to our equity method investment is reported below (in millions; amounts represent 100% of investee financial information):

Year Ended December 31, 2013
Operating results data
Operating revenues	$186
Operating expenses	56
Income from continuing operations and net income	95

As of December 31, 2013
Financial position data
Current assets	$9
Non-current assets	950
Current liabilities	81

Excess Investment Costs

Our equity investment in Gulf Holdings was recorded at fair value in conjunction with KMI’s acquisition of El Paso in May 2012.  This fair value differed from the underlying carrying value of our proportional share of the net assets of Gulf Holdings.  This difference is related to the value of Gulf Holdings’ long-term customer contracts partially offset by a reduction in the fair value of the terminaling property, plant and equipment. As of December 31, 2013, the net excess investment costs were approximately $526 million. The basis difference related to the long-term contracts is being amortized on a straight-line basis over the life of the contracts through December 2030.  The basis difference related to the revaluation of the property, plant and equipment is being amortized over the life of the property, plant and equipment through December 2041. Our net amortization expense related to the net excess investment costs was approximately $40 million for the year ended December 31, 2013. There is an additional basis difference related to our proportional share of Gulf Holdings’ loss on interest rate swaps, which is being amortized over the term of the interest rate swaps. The amortization benefit of this basis difference amounted to $13 million for the year ended December 31, 2013.

4. Income Taxes

Components of Income Tax Expense

The following table reflects the components of income tax expense (benefit) included in net income for the year ended December 31, 2013 (in millions):

Current
Federal	$16
State	1
17
Deferred
Federal	(10)
State	(3)
(13)
Total income tax expense	$4

Effective Tax Rate Reconciliation

Our income tax expense differs from the amount computed by applying the statutory federal income tax rate of 35% for the following reasons for the year ended December 31, 2013 (in millions, except %):

Income tax expense at the statutory federal rate of 35%	$6
State deferred tax rate change	(2)
Income taxes	$4
Effective tax rate	21%

Deferred Tax Assets and Liabilities

Below is the component of our net deferred tax liability as of December 31, 2013 (in millions):

Deferred tax liabilities
Investment	$(291)
Total deferred tax liability	$(291)

Other

In conjunction with EPB’s acquisition of us effective as of the close of business on April 30, 2014, we are no longer subject to either federal income taxes or generally to state income taxes. As a result of and concurrent with this acquisition, we settled our deferred income tax liability balance of approximately $300 million, pursuant to our tax sharing program with KMI with a non-cash contribution from KMI.

5. Related Party Transactions

Affiliate Agreement

Pursuant to the operation and maintenance agreement, we are responsible for operating and maintaining Gulf Holdings’ facilities as well as providing certain other commercial, administrative and other services as identified in the operating agreement. We are reimbursed by Gulf Holdings for internal, overhead and third party costs under this agreement. Reimbursement is limited to direct field related cost, a fixed operating fee and an overhead charge based on 21% of direct labor, benefits and payroll taxes. During the year ended December 31, 2013, we were reimbursed approximately $11 million under this agreement, of which $2 million was recorded as “Revenues” and the remaining was recorded as an offset to “Operations and maintenance” on our Statement of Income and Comprehensive Income.

Note Receivable from Affiliate

In February 2008, we entered into a Buyers Equity agreement with Gulf Holdings for the financing of $150 million of construction costs at a fixed rate of 12%. As of December 31, 2012, we had a note receivable from Gulf Holdings of approximately $10 million which was subsequently repaid as of March 31, 2013.

Non-cash Contribution and Distributions

During 2013, we received a non-cash contribution of $6 million from KMI, representing the settlement of current and deferred income tax liabilities as of December 31, 2012, pursuant to the tax sharing program with KMI. We also made non-cash distributions of $290 million to KMI during 2013 to settle affiliate receivables that were established as KMI was receiving funds on behalf of us under KMI’s centralized cash management arrangement thereby creating an affiliated receivable on our balance sheet. These funds were received primarily as a result of the repayment of the Buyers Equity agreement described above and our share of the distributions paid out by Gulf Holdings on a quarterly basis.